Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
1 Parkway N. Blvd.
Suite 100
Deerfield, IL 60015
www.unitedstationers.com	Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS
RECORD SALES AND EARNINGS FOR 2006

DEERFIELD, Ill., Feb. 15, 2007 – United Stationers Inc. (NASDAQ: USTR) reported net sales for the year ended December 31, 2006 of $4.5 billion, up 6.3% from $4.3 billion in the prior year.  Net income for 2006 was $132.2 million, an increase of 36% from $97.5 million in 2005.  Diluted earnings per share for 2006 were $4.21, up 45% versus $2.90 in 2005.  2006 net income benefited from significant one-time product content syndication and marketing program income and a partial reversal of a restructuring charge.  These items were partially offset by a write-off related to capitalized software development costs, a restructuring charge related to a workforce reduction and the loss related to discontinued operations.  Excluding the above-referenced items, earnings per share for 2006 would have been $3.27.  A reconciliation of this item to the most comparable Generally Accepted Accounting Principles (GAAP) measure is presented on page eight of this news release.

Significant Progress Made During 2006

 “In 2006, we made considerable progress on many fronts,” said Richard W. Gochnauer, president and chief executive officer.  “We improved our margin management capabilities and are positioning ourselves to take our War on Waste (WOW) to the next level.  A workforce reduction was the first step in lowering our cost structure.  We now are shifting our focus to process improvement activities that will help us increase efficiency throughout the business and improve customer satisfaction.  Our goal is to remove $100 million in annual costs within five years.  These actions will support United’s long-term financial objective of achieving 12% to 15% annual growth in earnings per share.”

2006 Record Results

Net sales for the year ended December 31, 2006, were $4.5 billion, up $268 million, or 6.3%, compared with the prior year.  Adjusted for one fewer sales day in 2006, sales were up 6.7% over 2005.  This increase reflects continued strong growth in the janitorial/sanitation supplies category.  The 2006 results included a full year of the Sweet Paper acquisition, which closed on May 31, 2005.  The acquisition added approximately 2.5% to the overall sales growth rate for the year.

Gross margin as a percent of sales for 2006 was 16.6%, benefiting from $60.6 million, or $1.21 per share, of one-time gains related to the company’s product content syndication program and certain marketing program changes.  Excluding these one-time items, gross margin improved to 15.3%(1), compared with 15.0% in 2005.

Operating expenses in 2006 totaled $518.2 million, or 11.4% of sales, versus $469.9 million, or 11.0% of sales, in 2005.  Operating expenses for 2006 were unfavorably affected by a $6.7 million charge, related to the write-off of the company’s internal systems initiative and a $6.0 million restructuring charge reflecting a workforce reduction.  These effects were partially offset by a $4.1 million partial reversal of a restructuring charge.  In addition, 2006 operating expenses included $8.0 million of equity compensation expense.  Operating income was $235.9 million, or 5.2% of sales, compared with $172.2 million, or 4.0%, in 2005.  Adjusting for the one-time margin gains and the net restructuring charge, operating margin was 4.1% in 2006.

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Share Repurchases, Debt Trends and Cash Flow

Share repurchases in 2006 totaled approximately $125 million or 2.6 million shares.  Debt-to-total capitalization (adjusted to include the securitization financing) was 30% at December 31, 2006, compared with 24% in the prior year. (1) Outstanding debt totaled $117 million.  Total debt and securitization financing rose during 2006 by approximately $96 million, to $342 million. This increase reflected funding for share repurchases, higher working capital requirements and capital spending.

Net cash provided by operating activities for the years ended December 31, 2006 and 2005, totaled $14 million and $236 million, respectively. Net cash provided by operating activities, excluding the effects of receivables sold, totaled $14 million in 2006, compared with $130 million in 2005. (1)

“While we had strong earnings growth, cash flow did not keep pace due to a significant increase in working capital,” said Gochnauer.  “While gross capital spending in 2006 was $46.7 million, we expect this number to be significantly lower in 2007, in the range of $25 million to $30 million.  We are taking the appropriate steps to manage cash requirements and are confident that 2007 will see a return to historical levels of cash flow.  We also expect to continue our share repurchase activity.  At year end, we had approximately $52 million remaining under our existing share repurchase authorization.”

Record Fourth-Quarter Results

Net sales for the 2006 fourth quarter were $1.1 billion, up 3.7%, compared with the same period last year.  Gross margin for the quarter was 17.7%.  Gross margin was positively affected by $11.2 million, or $0.24 per share, of one-time gains related to product content syndication and marketing program income.  Excluding the one-time gains, gross margin in the fourth quarter of 2006 was 16.7%(1), compared with 15.7% in the fourth quarter of 2005.

Operating expenses for the last three months of 2006 were $139.7 million, or 12.5% of sales, compared with $127.6 million, or 11.9% of sales, in the same period last year. Operating expenses in the fourth quarter of 2006 included a $6.0 million restructuring charge related to a workforce reduction program partially offset by a $573,000 reversal of a restructuring charge.

Operating margin for the fourth quarter of 2006 was 5.2%, compared with 3.8% in the same quarter of 2005.  Excluding the above-referenced one-time margin and expense items, operating margin for the fourth quarter of 2006 was 4.6%(1).  Net income in the fourth quarter was $33.6 million versus $23.5 million in the comparable 2005 quarter.  Diluted earnings per share for the fourth quarter of 2006 were $1.10, compared with $0.72 in the prior-year period.  Excluding the one-time items listed above, earnings per share for the fourth quarter of 2006 would have been $0.98. (1)

Positive Outlook for 2007

“We are looking forward to achieving strong financial performance in 2007 and are off to a good start,” stated Gochnauer.  “Sales to date, on equivalent selling days, are trending up approximately 5.5% over the same time last year.  Our long-term sales goal is to continue to grow faster than the overall industry growth rate.”

“In 2007, we are focusing on six key value drivers that will help us reach important milestones: deliver profitable sales growth, drive out waste, grow our private brands, optimize our assets, leverage the potential of our Sweet Paper acquisition and enhance our marketing capabilities,” he added.  “In particular, our collaborative efforts with software providers will enhance the shopping experience for our resellers’ customers.  The roll-out process of this technology platform has been slowed to fully develop the functionality and capabilities of the system, which will put us six to eight months behind our original plan.  However, we think this is the right course of action for our reseller customers and will ultimately lead to more robust e-commerce capabilities over the long term.”

“We look forward to delivering great service to our customers, improving our operating performance, continuing our growth, and creating more value for our shareholders in 2007,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, February 16, at 10:00 a.m. CT, to discuss 2006 results. To participate, callers within the U.S. and Canada should dial (866) 578-5788 and international callers should dial (617) 213-8057 approximately 10 minutes before the presentation.  The passcode is “43601027.”  To listen to the webcast, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United;  United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings.  The company does not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by United on this matter in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be an exhaustive or complete list.

Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with net sales for 2006 of $4.5 billion.  The company’s network of 63 distribution centers allows it to offer nearly 50,000 items to its approximately 20,000 reseller customers.  This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and sanitation products, and foodservice consumables, enables the company to ship products on an overnight basis to more than 90% of the U.S. and major cities in Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate.  For more information, visit www.unitedstationers.com.

The company’s common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)This is non-GAAP information.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.  Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net sales	$1,113,764	$1,074,248	$4,546,914	$4,279,089
Cost of goods sold	916,620	905,114	3,792,833	3,637,065
Gross profit	197,144	169,134	754,081	642,024

Operating expenses:
Warehousing, marketing and administrative expenses	134,202	128,407	516,234	471,193
Restructuring charge (reversal), net	5,463	(765)	1,941	(1,331)

Total operating expenses	139,665	127,642	518,175	469,862

Operating income	57,479	41,492	235,906	172,162

Interest expense, net	2,586	878	7,306	2,708

Other expense, net	3,368	2,418	12,786	7,035

Income from continuing operations before income taxes	51,525	38,196	215,814	162,419

Income tax expense	17,784	13,691	80,510	60,949

Income from continuing operations	33,741	24,505	135,304	101,470

Loss from discontinued operations, net of tax	(147)	(990)	(3,091)	(3,969)

Net income	$33,594	$23,515	$132,213	$97,501

Net income per common share - diluted:
Net income per share — continuing operations	$1.10	$0.75	$4.31	$3.02
Loss per common share — discontinued operations	—	(0.03)	(0.10)	(0.12)
Net income per share - diluted	$1.10	$0.72	$4.21	$2.90
Weighted average number of common shares - diluted	30,577	32,825	31,371	33,612

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United Stationers Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$14,989	$17,415
Accounts receivable, net	273,893	224,552
Retained interest in receivables sold, net*	107,149	116,538
Inventories	674,157	657,034
Other current assets	36,671	28,791
Current assets of discontinued operations	—	41,537
Total current assets	1,106,859	1,085,867

Property, plant and equipment, net	181,478	183,618
Intangible assets, net	26,756	29,879
Goodwill, net	225,816	227,638
Other long-term assets	12,485	15,199
Total assets	$1,553,394	$1,542,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$382,625	$441,390
Accrued liabilities	172,195	163,314
Deferred credits	483	51,738
Current liabilities of discontinued operations	—	8,420
Total current liabilities	555,303	664,862

Deferred income taxes	17,044	29,609
Long-term debt	117,300	21,000
Other long-term liabilities	62,807	58,218
Total liabilities	752,454	773,689

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued – 37,217,814 shares in 2006 and 2005	3,722	3,722
Additional paid-in capital	360,047	344,628
Treasury stock, at cost – 7,172,932 shares and 5,340,443 shares at December 31, 2006 and 2005, respectively	(297,815)	(194,334)
Retained earnings	750,322	618,109
Accumulated other comprehensive loss	(15,336)	(3,613)
Total stockholders’ equity	800,940	768,512
Total liabilities and stockholders’ equity	$1,553,394	$1,542,201

*The December 31, 2006 and 2005 accounts receivable balances each exclude $225.0 million of accounts receivable sold through a securitization program.

United Stationers Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(in thousands)

For the Years Ended December 31,	2006	2005
Cash Flows From Operating Activities:
Net income	$132,213	$97,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,232	32,079
Share-based compensation	7,953	—
Write-off of capitalized software development costs	6,501	—
Loss on sale of Canadian Division	5,885	—
(Gain) loss on the disposition of plant, property and equipment	(5,482)	264
Deferred income taxes	(16,143)	(1,425)
Amortization of capitalized financing costs	801	670
Excess tax benefits related to share-based compensation	(4,572)	—
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Increase in accounts receivable, net	(46,875)	(15,725)
Decrease in retained interest in receivables sold, net	9,389	111,269
Increase in inventory	(8,754)	(25,792)
Increase in other assets	(5,504)	(7,358)
(Decrease) increase in accounts payable	(63,264)	13,588
Increase in accrued liabilities	7,299	15,414
(Decrease) increase in deferred credits	(51,255)	4,220
Increase in other liabilities	7,570	11,362
Net cash provided by operating activities	13,994	236,067
Cash Flows From Investing Activities:
Acquisitions	—	(123,530)
Sale of Canadian Division	13,332	—
Capital expenditures	(46,725)	(48,274)
Proceeds from the disposition of property, plant and equipment	14,769	56
Net cash used in investing activities	(18,624)	(171,748)
Cash Flows From Financing Activities:
Net borrowings under revolver	96,300	3,000
Issuance of treasury stock	29,947	22,961
Acquisition of treasury stock, at cost	(124,728)	(84,540)
Payment of debt issuance costs	(163)	(733)
Excess tax benefits related to share-based compensation	4,572	—
Payment of employee withholding tax related to stock option exercises	(3,730)	(3,368)
Net cash provided by (used in) financing activities	2,198	(62,680)
Effect of exchange rate changes on cash and cash equivalents	6	57
Net change in cash and cash equivalents	(2,426)	1,696
Cash and cash equivalents, beginning of period	17,415	15,719
Cash and cash equivalents, end of period	$14,989	$17,415

United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income and Earnings Per Share

(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31, 2006
	Amount	% to Net Sales	Amount	% to Net Sales

Sales	$1,113,764	100.0%	$4,546,914	100.0%

Gross profit	$197,144	17.7%	$754,081	16.6%
Product content syndication/marketing programs	(11,201)	-1.0%	(60,623)	-1.3%
Adjusted gross profit	$185,943	16.7%	$693,458	15.3%

Operating expenses	$139,665	12.5%	$518,175	11.4%
Write-off related to capitalized software development	—	0.0%	(6,745)	-0.1%
Restructuring charge reversal	573	0.0%	4,095	0.0%
Restructuring charge related to workforce reduction	(6,036)	-0.5%	(6,036)	-0.1%
Adjusted operating expenses	$134,202	12.0%	$509,489	11.2%

Operating income	$57,479	5.2%	$235,906	5.2%
Gross profit item noted above	(11,201)	-1.0%	(60,623)	-1.3%
Operating expense items noted above	5,463	0.4%	8,686	0.2%
Adjusted operating income	$51,741	4.6%	$183,969	4.1%

Net income per share - diluted	$1.10		$4.21
Per share gross profit item noted above	(0.24)		(1.21)
Per share operating expense items noted above	0.12		0.17
Add back loss on discountinued operations	—		0.10
Adjusted net income per share - diluted	$0.98		$3.27

Weighted average number of common shares - diluted	30,577		31,371

Note: Adjusted Operating Income and Earnings Per Share excludes the one-time effects of product content syndication and changes in marketing programs, the net restructuring charge, and the write-off of capitalized software development costs related to the company’s internal systems initiative.  Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

Debt to Total Capitalization

(dollars in thousands)

	December 31,
	2006	2005	Change
Long-term debt	$117,300	$21,000	$96,300
Accounts receivable sold	225,000	225,000	—
Total debt and securitization (adjusted debt)	342,300	246,000	96,300
Stockholders’ equity	800,940	768,512	32,428
Total capitalization	$1,143,240	$1,014,512	$128,728

Adjusted debt to total capitalization	29.9%	24.2%	5.7%

Note: Adjusted debt to total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  Internally, the company considers accounts receivables sold to be a financing mechanism. Management believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt to total capitalization on that basis.

Adjusted Cash Flow
(in thousands)

	For the Years Ended December 31,
	2006	2005
Cash Flows From Operating Activities:
Net cash provided by operating activities	$13,994	$236,067
Excluding the change in accounts receivable sold	—	(106,500)
Net cash provided by operating activities excluding the effects of receivables sold	$13,994	$129,567

Cash Flows From Financing Activities:
Net cash provided by (used in) financing activities	$2,198	$(62,680)
Including the change in accounts receivable sold	—	106,500
Net cash provided by financing activities including the effects of receivables sold	$2,198	$43,820

Note: Adjusted cash provided by operating activities is presented as an additional liquidity measure. Generally Accepted Accounting Principles require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  Management believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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